                                                                   EXHIBIT 10.36


                           PLACEMENT AGENCY AGREEMENT


         This Placement Agency Agreement (this "Agreement") is made and entered into as of February 23, 2004 (the "Effective Date"), by and between Viseon, Inc., a Nevada corporation (the "Company"), and Puglisi & Co., Inc., a Delaware corporation ("Pugco").

         WHEREAS, the Company desires to retain Pugco as its exclusive placement agent, and Pugco is willing to act in such capacity, in each case subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Pugco (each a "Party" and collectively, the "Parties") hereby agree as follows:

1. RETENTION OF PUGCO; SCOPE OF SERVICES.

         (a) Subject to the terms and conditions set forth herein, the Company hereby retains Pugco to act as the exclusive placement agent for the Company during the Contract Period (as defined in Section 2 below), and Pugco hereby agrees to be so retained.

         (b) As the exclusive placement agent to the Company, Pugco will have the exclusive right during the Contract Period to identify for the Company prospective purchasers (collectively, the "Purchasers" and each individually, a "Purchaser") in a private offering of equity securities to be issued by the Company, the type and dollar amount being as mutually agreed to by the Parties (the "Securities"). The private offering of securities in which Pugco acts as a placement agent is sometimes referred to as the "Private Offering".

         (c) The terms of the Private Offering shall be as set forth in subscription documents, including any purchase or subscription agreement, escrow agreement, registration rights agreement, warrant and/or other documents to be executed and delivered in connection with each Placement (collectively, the "Subscription Documents"). The Private Offering is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D ("Regulation D") of the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act.

         (d) Pugco will act on a best efforts basis and will have no obligation to purchase any of the Securities offered in the Private Offering. During the Contract Period, Pugco shall have the exclusive right to arrange for all sales of securities of the Company by the Company, including without limitation the exclusive right to identify potential buyers for such securities. All sales of Securities in the Private Offering shall be subject to the approval of the Company, which approval may be withheld in the Company's sole discretion.

         (e) The Company grants to Pugco the sole and exclusive right and authority to complete the Private Offering during the Contract Period, with the exception of (a) financing transactions and equity offerings in the aggregate of no more than Two Hundred Thousand

Dollars ($200,000) (b) refinancing of existing indebtedness, (c) conversion of existing debt instruments to equity, (d) issuance of equity relating to employee benefit plans or securities registered on Form S-8, or (e) issuance of equity relating to the exercise of warrants, options or any other existing agreement by which the Company is obligated to issue equity. If the Company accepts financing proceeds in excess of Two Hundred Thousand Dollars ($200,000), or otherwise enters into any arrangements or agreements involving a financing transaction in excess of $200,000, during the Contract Period, (although such financing may occur subsequent to the expiration of the Contract Period), the Company and Pugco expressly agree that Pugco shall be entitled to receive all compensation set forth in Section 7 as if the Private Offering had been completed and all services had been fully performed. Notwithstanding the forgoing, or any other term or provision of this Agreement, no amount whatsoever, including fees, shall be payable to Pugco as a result of the Company entering into agreements or concluding transactions that are set forth in clauses (a) through (e) of the first sentence of this paragraph.

2. CONTRACT PERIOD AND TERMINATION.

         (a) Pugco shall act as the Company's exclusive placement agent under this Agreement for a period commencing on the Effective Date, and continuing for 30 days thereafter, subject to Pugco's right to extend such period for an additional 30 days (such period, as it may be extended, the "Contract Period").

         (b) Upon termination, neither party will have any further obligation under this Agreement, except as provided in Sections 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 hereof.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The representations and warranties of the Company made to the Purchasers as set forth in the Subscription Documents are hereby incorporated by reference as of the date of consummation of the sale of the Securities (the "Closing") and all such representations and warranties are hereby deemed made by the Company directly to Pugco as if they were set forth herein in full.

4. COVENANTS OF THE COMPANY.

         The Company covenants and agrees as follows:

         (a) Neither the Company nor any affiliate of the Company [as defined in Rule 501(b) of Regulation D] will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) of the Company which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

         (b) Any and all filings and documents required to be filed in connection with or as a result of the Private Offering pursuant to federal and state securities laws are the responsibility of the Company and will be filed by the Company.

         (c) Any press release to be issued by the Company announcing or referring to the Private Offering shall be subject to the prior review of Pugco, and each such press release shall, at the request of Pugco, identify Pugco as the placement agent. Pugco shall be permitted to publish, subject to the prior review and approval by the Company, which approval can not be withheld absent a violation of applicable law, rule or regulation or inclusion of a defamatory statement regarding the Company, a tombstone or similar advertisement upon completion of the Private Offering identifying itself as the Company's placement agent with respect thereto. This Agreement shall not be filed publicly by the Company without the prior written consent of Pugco, unless required by applicable law or regulation.

         (d) The Company shall use the proceeds from the Private Offering solely for the uses permitted by the Subscription Documents.

5. FURNISHING OF COMPANY INFORMATION; CONFIDENTIALITY.

         (a) In connection with Pugco's activities hereunder on the Company's behalf, the Company shall furnish Pugco with all reasonable information concerning the Company and its operations that Pugco deems necessary or appropriate (the "Company Information") and shall provide Pugco with reasonable access to the Company's books, records, officers, directors, employees, accountants and counsel. All information the Company makes available to Pugco must be complete and correct. It shall not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Company acknowledges and agrees that Pugco will be using and relying primarily on the information without independent verification, or independent appraisal of any of the Company's assets. Pugco assumes no responsibility for the accuracy or completeness of the information regarding the Company. The Company will be required to represent immediately prior to the completion of the Private Offering that no material adverse change in the affairs of the Company has occurred. Towards that end, Pugco will receive, upon the completion of the Private Offering, certificates from the Company's principal executive and financial officers certifying as to representations and warranties of the Company and its business. Such representations and warranties shall be those that are customary for private placements of the type set forth in this Agreement. In addition, Pugco shall be fully informed by the Company of any events, which might have a material affect on the financial condition of the Company. If, in Pugco's opinion, the condition of the Company (financial or otherwise), its prospects or applicable market conditions are affected in a material and/or adverse manner, Pugco shall have the sole discretion to terminate the proposed Private Offering.

         (b) Pugco agrees that the Company Information will be used solely for the purpose of performing its services hereunder. Subject to the limitations set forth in subsection (c) below, Pugco will keep the Company Information provided hereunder confidential and will not disclose such Company Information or any portion thereof, except (i) to a third party contacted by Pugco on behalf of, and with the prior approval of, the Company pursuant hereto who has agreed to be bound by a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company's express written consent to disclose such Company Information has been obtained.

         (c) Pugco's confidentiality obligations under this Agreement shall not apply to any portion of the Company Information which (i) at the time of disclosure to Pugco or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Pugco in violation of this Agreement); (ii) was available to Pugco on a non-confidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company;
(iii) has been independently acquired or developed by Pugco without violating any of its obligations under this Agreement; or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that Pugco becomes legally compelled to disclose any of the Company Information, Pugco shall provide the Company with prompt prior written notice of such requirement affording adequate advance notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

         (d) The obligations of the Parties under this Section 5 shall survive the termination of this Agreement for twelve (12) months.

6. REPRESENTATIONS AND WARRANTIES OF PUGCO.

         Pugco represents and warrants to the Company that Pugco is duly registered, pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, as a dealer and currently is a member, in good standing, of the National Association of Securities Dealers, Inc.

7. FEES AND EXPENSES.

         The Company shall pay the following fees and expenses to Pugco as compensation for services rendered by Pugco in connection with the Private
Offering:

         (a) A fee (the "Agency Fee") of ten percent (10%) of the gross proceeds from the sale of Securities sold in the Private Offering;

         (b) A non-accountable and non-refundable expense allowance of fifty thousand dollars ($50,000) to compensate Pugco for its initial diligence efforts, including preparation and printing of reports and/or other materials to be used by the Company and Pugco in connection with a series of investor meetings. One-half of this amount has previously been paid to Pugco, the receipt of which is acknowledged by Pugco by the execution hereof. The remaining balance of twenty-five thousand dollars ($25,000) shall be paid from the offering proceeds received by the Company upon completion of the Private Offering.

         (c) Warrants to acquire shares of Common Stock of the Company in an amount equal to fifteen (15%) percent of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock sold in the Private Offering based on the conversion rate in effect at Closing (the "Series A-Agent Warrants"). If the terms of the designation for the Series A Convertible Preferred Stock are amended prior to the Closing of the Private Offering to reflect a change in either of the purchase price or the initial conversion price, then the number of Series A-Agent Warrants issued pursuant to this paragraph will be likewise amended, as appropriate to preserve the ratio that the value of the Series A-Agent Warrants at issuance (as set forth hereinabove) bears to the total offering proceeds raised from the Private Offering. The Series A-Agent Warrants may be exercised at any time and from time to time in whole or in part, during the five (5) year period following issuance, on terms identical to and at an exercise price per share equal to the warrants in the Private Offering and shall have the same rights regarding registration of the shares of Common Stock to be issued on exercise as the holders of Series-A-1 and Series-A-2 warrants.

         (d) The Company also agrees to pay, upon completion of the Private Offering, certain expenses incurred at the direction of the Placement Agent in connection with the Private Offering, including: (a) accountable costs, fees, disbursements and expenses incurred in the reasonable discretion of the Placement Agent; (b) the reasonable costs associated with "Road Shows" and (c) the placing of a "tombstone" advertisement in such publications as Pugco shall determine, PROVIDED THAT the cumulative total of any such expenses set forth in clauses (a), (b) and (c) of this sentence shall not exceed Forty Thousand Dollars ($40,000) in the aggregate. In addition to the expenses listed in the preceding sentence, the Company shall also pay the actual costs, if any, of (a) the Company's legal and accounting fees and disbursements; (b) preparing and printing stock certificates; (c) federal and state filing fees; (d) transfer taxes; (e), qualifying or exempting the Private Offering under the "Blue Sky" laws of the states specified by the Placement Agent to the extent required by the Purchase Agreement (including, as limited therein, all fees and disbursements of counsel approved by the Company incurred therewith) and (f) preparing, printing and delivering of necessary disclosure documents (in such quantities as Pugco may reasonably require), including without limitation, all "Blue Sky" and Private Placement Memoranda and related documents. Accountable expenses are payable upon invoicing. In no event shall Pugco be responsible for any of the Company's fees, costs or expenses of the Private Offering, nor shall the Company be required to incur any fees, costs or expenses of the Private Offering at the direction of Pugco in excess of Forty Thousand Dollars ($40,000) in the aggregate, unless any such cost, fee, disbursement or expense has been approved by the Company in writing in advance of such expenditure. To the extent that any fees, costs or expenses of the Private Offering have actually been incurred and are otherwise payable by the Company, this provision shall survive any termination of Pugco's engagement as well as the consummation or abandonment of any Private Offering or sale of Securities, with respect to such fees, costs or expenses that have actually been incurred prior to the termination, consummation or abandonment of the transactions contemplated hereby.

         (e) The obligations of the Parties under this Section 7 shall survive the termination of this Agreement for any reason.

8. INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless Pugco, including any affiliated companies, and their respective officers, directors, controlling persons and employees and any persons retained in connection with a proposed financing (whether or not consummated) (the "Indemnitees"), from and against all claims, damages, losses, liabilities and expenses as the same are incurred (including any legal or other expenses incurred in connection with investigating or defending against any such loss, claim, damage or liability or any action in respect thereof), related to or arising out of its activities hereunder, except to the extent that any such claims, damages, losses, liabilities and expenses arise out of or result from the gross negligence or willful misconduct of the Indemnitee. This provision shall survive any termination of Pugco's engagement as well as the consummation or abandonment of any Private Offering or sale of Securities.

         (b) The Company also agrees that an Indemnitee shall not have any liability to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from the gross negligence or willful misconduct of such Indemnitee. In the event that the foregoing indemnity is unavailable (except by reason of the gross negligence or willful misconduct of an Indemnitee), then the Company shall contribute to amounts paid or payable by the Indemnitee in respect of an indemnified claim in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and the Indemnitee in connection with the matters as to which such losses, claims, damages or liabilities relate The foregoing shall be in addition to any rights that an Indemnitee may have at common law or otherwise. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this Agreement is brought against an Indemnitee.

         (c) Each Indemnitee shall give notice to the Company promptly after receipt by such Indemnitee of any, notice, demand or claim which gives rise to a claim as to which indemnity may be sought, the commencement of any action, proceeding or investigation that may result in damages to which this indemnity may apply and upon receipt of actual knowledge of any claim as to which indemnity may be sought, together with copies of any claims or other documents received and shall permit the Company to assume the defense of any such claims or any litigation resulting therefrom; PROVIDED HOWEVER, that counsel for the Company, who shall conduct the defense of any such claim or litigation, shall be approved by the Indemnitee (which approval shall not be unreasonably withheld), and the Indemnitee may, at its own expense, using counsel of its choosing that is reasonably satisfactory to the indemnifying party, join in (but not control) any such defense at such Indemnitee's expense; provided, however, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to any defense thereto or the ability of the Company to adequately defend against such action; provided further, however, that the Company shall not be entitled to assume the defense for such matters as to which there is, in the reasonable opinion of counsel to the Indemnitee, a conflict of interest or separate and different defenses and the representation of both the Company and the Indemnitee would be improper. Neither party shall settle or compromise any such liability, unless it shall first obtain the written consent of the other, which consent shall not be unreasonably withheld or delayed nor shall either party, in the defense of any such claim or litigation, except with the consent of each other party consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such claim or litigation. Each Indemnitee shall furnish such information regarding itself or the claim in question as the Company may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and the litigation resulting therefrom.

         (d) The obligations of the Parties under this Section 8 shall survive the termination of this Agreement.

9. NON-CIRCUMVENTION.

         (a) The Company acknowledges that the relationships between Pugco and the investors to be introduced to the Company for the purposes contemplated by this Agreement are proprietary to Pugco and essential to its business. Accordingly, the Company agrees to keep the names of such investors confidential, except for SEC reporting purposes or if legally required to disclose such information.

         (b) The Company hereby agrees that during the Contract Period and for a period of one year following the execution of this Agreement, the Company will not knowingly contact, either directly or indirectly, any investors (including their agents, principals and affiliates) which Pugco has introduced to the Company as prospective purchasers of securities of the Company (collectively, the "Pugco Contacts"), for the purpose of soliciting any future investment in the Company, without express written consent of Pugco and without providing to Pugco a cash fee of 10% of the gross proceeds attributable to such investors upon completing any such financing transaction.

         (c) The Company hereby grants Pugco the right of first refusal to act as the underwriter or placement agent, if the Company intends to retain the services of an underwriter or placement agent, for any public or private offering for the sale (excluding sales to employees of the Company) of common stock or securities convertible into common stock of the Company or any subsidiary or successor of the Company, made by the Company (or such successor) or by any officers or directors of the Company, or the principal shareholders (i.e., holders of five percent (5% ) or more of the outstanding common stock of the Company) for a period of one (1) year from the completion of the Private Offering (an "Equity Offering Transaction"). In the event the Company is seeking to undertake a proposed Equity Offering Transaction which includes the retention of an underwriter or placement agent, the Company will not effectuate such proposed Equity Offering Transaction until the Company first gives written notice to Pugco containing (i) the terms and conditions of such proposed Equity Offering Transaction and (ii) an offer to Pugco to act as underwriter or placement agent of the Proposed Equity Offering Transaction on such terms and conditions as set forth therein ("Notice"). Pugco shall have twenty (20) days from receipt of the Notice in which to determine whether or not to accept such offer and, if Pugco refuses, and provided such Equity Offering Transaction is consummated with another underwriter or placement agent upon the same terms and conditions as those offered to Pugco within six months after the end of the aforesaid twenty (20) day period, this right of first refusal shall thereafter be forfeited and terminated; provided however, if the Equity Offering Transaction is not consummated under the above conditions, the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this Section.



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


10. GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

11. NO WAIVER.

         The failure or neglect of any Party hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or waiver by any Party of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

12. SUCCESSORS AND ASSIGNS.

         The benefits of this Agreement shall inure to the benefit of the Parties, their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties shall be binding upon their respective successors and assigns. This Agreement may not be assigned by either Party without the express written consent of the other Party, which consent shall not be unreasonably withheld.

13. NOTICES.

         All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, recognized overnight delivery service, or facsimile as follows:

          If to the Company:

                       Viseon, Inc.
                       Attn: President
                       8445 Freeport Parkway
                       Suite 245
                       Irving, TX 75063

                                 With a copy to:

                                           Albert B. Greco, Jr.
                                           Law Offices of Albert B. Greco, Jr.
                                           16901 N. Dallas Parkway, Suite 230
                                           Addison, Texas 75001
                                           Facsimile: 972-818-7343

          If to Pugco:

                      399 Park Avenue
                      37th floor
                      New York, NY 10022
                      Facsimile: 212.418.1225

                                 With a copy to:

                                 Buchanan Ingersoll PC
                                 1835 Market Street, 14th Floor
                                 Philadelphia, PA 19103
                                 Attention: Brian S. North, Esquire
                                 Facsimile: (215) 665-8760


         Either Party may change its address or facsimile number set forth above by giving the other Party notice of such change in accordance with the provisions of this Section 14. A notice shall be deemed given (a) if by personal delivery, on the date of such delivery, (b) if by certified mail, on the date shown on the applicable return receipt, (c) if by overnight delivery service, on the day after the date delivered to the service, or (d) if by facsimile, on the date of transmission.

14. NATURE OF RELATIONSHIP.

         The Parties intend that Pugco's relationship to the Company and the relationship of each director, officer, employee or agent of Pugco to the Company shall be that of an independent contractor and not as an employee of the Company or an affiliate thereof. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Pugco and the Company or their respective successors or assigns. Neither Pugco nor any director, officer, employee or agent of Pugco shall be considered to be an employee of the Company by virtue of the services provided hereunder.

15. CONDITION TO PUGCO'S OBLIGATIONS.

         Pugco's obligations under this Agreement are subject to the condition that all relevant terms, conditions and circumstances relating to the Private Offering will be reasonably satisfactory to Pugco and its counsel.

16. CAPTIONS.

         The Section titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

17. AMENDMENTS.

         No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each Party.

18. PARTIAL INVALIDITY.

         If it is finally determined that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

19. ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

20. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

21. OTHER ACTIVITIES OF PUGCO.

         The Company hereby acknowledges that Pugco and any affiliates thereof invest in numerous companies, some of which may be competitive with the Company's business. The Company agrees not to assert any claims against Pugco, and Pugco shall not be liable for any claim based on (i) an investment by Pugco in any entity competitive with the Company or any of its subsidiaries, or (ii) actions taken by any partner, officer or other representative of Pugco to assist any such competitive company or business, whether or not such action was taken as a board member of such competitive company, or otherwise, and whether or not such action has a detrimental effect on the Company or any of its subsidiaries.




                            {Signature page follows}

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by duly authorized representatives of the Company and Pugco.



                                    VISEON, INC.



                                    /s/ JOHN HARRIS
                                    --------------------------------------------
                                    By:  John Harris
                                    Title: President and Chief Executive Officer



                                    PUGLISI & CO., INC.



                                    By: /s/ JEFFREY J. PUGLISI
                                        ---------------------------------------

                                    Title: President
                                           ------------------------------------



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